Exhibit 99.1

Merus Appoints Shannon Campbell as Chief Commercial Officer and Regains Worldwide Rights to

MCLA-145

UTRECHT, The Netherlands and CAMBRIDGE, Mass., January 25, 2022 (GLOBE NEWSWIRE) — Merus N.V. (Nasdaq: MRUS) (“Merus”, “the Company”, “we”, or “our”), a clinical-stage oncology company developing innovative, full-length multispecific antibodies (Biclonics® and Triclonics®), today announced the appointment of Shannon Campbell as Executive Vice President & Chief Commercial Officer. Ms. Campbell is an accomplished healthcare leader with demonstrated success leading commercial businesses across a range of specialty markets, including oncology.

“Shannon will be instrumental in advancing Merus’ mission to become a commercial-stage company, further advancing the strategy for our lead clinical program, zenocutuzumab for neuregulin 1 fusion cancer and developing our commercial approach for our pipeline of innovative multispecific antibody product candidates,” said Bill Lundberg, M.D., President, Chief Executive Officer of Merus. “Her leadership and depth of experience in launching products, managing partnerships, and delivering sustained performance in highly competitive oncology markets will be a great asset to our organization.”

Ms. Campbell will join Merus as Executive Vice President & Chief Commercial Officer in February to lead the commercial strategy for the most advanced clinical candidate, zenocutuzumab (Zeno), as well as Merus’ robust pipeline of multispecific product candidates in development. This includes petosemtamab (MCLA-158), currently under investigation in second-line head and neck squamous cell carcinoma; MCLA-145, under investigation for solid tumors; and MCLA-129, under investigation for patients with lung and other solid tumors, particularly those that do not respond to EGFR inhibitors. Merus holds global rights to all four clinical candidates, apart from MCLA-129, for which Merus licensed to Betta Pharmaceuticals the exclusive right to develop and commercialize in China.

Ms. Campbell brings over 25 years of pharmaceutical commercialization experience and joins Merus from Novartis Pharmaceuticals where she led Novartis’s U.S. Oncology Solid Tumor Franchise, and was responsible for a broad portfolio of therapies in oncology and rare diseases. Prior to Novartis, Ms. Campbell was with Bayer HealthCare Pharmaceuticals where she was instrumental in helping to build, launch and lead Bayer’s U.S. Oncology business.

“I am excited to join Merus at this pivotal time,” said Ms. Campbell. “The Merus pipeline of clinical-stage assets has the potential to offer meaningful benefit to patients, and I look forward to building and leading the commercial strategy for these programs.”

Merus also announced today that Incyte (Nasdaq: INCY) has elected to opt-out of its ex-U.S. development of MCLA-145, restoring full global rights to Merus. MCLA-145 is currently enrolling a global, phase 1, open-label, single-agent clinical trial evaluating MCLA-145 in patients with solid tumors. The trial consists of a dose escalation phase, followed by a planned dose expansion phase. Merus is also planning to evaluate the combination of MCLA-145 with a PD-1 blocking antibody.

“Regaining worldwide rights to MCLA-145 opens up new possibilities for Merus,” said Dr. Lundberg. “We remain committed to continuing the development of MCLA-145 to explore the potential of this compound as monotherapy, as well as in combination, to address the high unmet medical need for patients with solid tumors. We look forward to the further progress and continued success of our other joint projects in research and development with Incyte under this collaboration.”

Under the terms of a 2017 Collaboration and License Agreement (“Agreement”) between Merus and Incyte, Incyte received ex-U.S. rights to MCLA-145. Incyte’s opt-out of ex-US rights to MCLA-145 provides Merus the exclusive right to develop and commercialize potential MCLA-145 products globally. As part of the Agreement, Incyte will continue to support the program for a limited time, while ex-U.S. activities are transitioned to Merus and Incyte will also retain a right to a residual royalty of up to 4% on sales of future commercialization of MCLA-145, if approved.

Additionally, per the Agreement, the parties will continue to collaborate on the development and commercialization of up to ten bispecific or monospecific antibody programs. Merus also has the option to co-fund development of product candidates arising from two programs. For any program for which Merus exercises its co-development option, Merus would be responsible for 35 percent of global development costs in exchange for a 50 percent share of U.S. profits and losses and tiered royalties ranging from 6 to 10 percent on ex-U.S. sales by Incyte for these programs. Merus also has the right to elect to provide up to 50 percent of detailing activities for product candidates arising from one of these programs in the U.S.

About Merus N.V.

Merus is a clinical-stage oncology company developing innovative full-length human bispecific and trispecific antibody therapeutics, referred to as Multiclonics®. Multiclonics® are manufactured using industry standard processes and have been observed in preclinical and clinical studies to have several of the same features of conventional human monoclonal antibodies, such as long half-life and low immunogenicity. For additional information, please visit Merus’ website, http://www.merus.nl and https://twitter.com/MerusNV.

About MCLA-145

Discovered through an unbiased functional screening of multiple immunomodulatory target combinations, MCLA-145 is a Biclonics® T-cell agonist that binds with high affinity and specificity to human PD-L1 and CD137 in preclinical models. The unique immunostimulatory profile of MCLA-145 derives from the potential to potently activate immune effector cells in the context of the tumor microenvironment while blocking inhibitory signals among T-cells within the same immune cell population.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, Ms. Campbell’s anticipated contribution to the Company and the Merus leadership team; the Company’s development and commercial strategy for Merus’ clinical-stage pipeline of antibody candidates; the impact of the collaboration between Incyte and Merus on Merus’ finances and clinical development, whether any of the programs under the collaboration will be successful; whether and when Merus will receive any of the expected or potential payments under the Incyte collaboration and the amounts of such payments to Merus; the opportunity associated with Merus’ worldwide rights to MCLA-145; and the treatment potential of MCLA-145, its mechanism of action, as a monotherapy as well as in combination to address the high unmet medical need for patients with solid tumors, and future or planned clinical trial developments or evaluations.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our need for additional funding, which may not be available and which may require us to restrict our operations or require us to relinquish rights to our technologies or antibody candidates; potential delays in regulatory approval, which would impact our ability to commercialize our product candidates and affect our ability to generate revenue; the lengthy and expensive process of clinical drug development, which has an uncertain outcome; the unpredictable nature of our early stage development efforts for marketable drugs; potential delays in enrollment of patients, which could affect the receipt of necessary regulatory approvals; our reliance on third parties to conduct our clinical trials and the potential for those third parties to not perform satisfactorily; impacts of the COVID-19 pandemic; we may not identify suitable Biclonics® or bispecific antibody candidates under our collaborations or our collaborators may fail to perform adequately under our collaborations; our reliance on third parties to manufacture our product candidates, which may delay, prevent or impair our development and commercialization efforts; protection of our proprietary technology; our patents may be found invalid, unenforceable, circumvented by competitors and our patent applications may be found not to comply with the rules and regulations of patentability; we may fail to prevail in potential lawsuits for infringement of third-party intellectual property; and our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks.

These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 filed with the Securities and Exchange Commission, or SEC, on November 2, 2021, and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Multiclonics®, Biclonics® and Triclonics® are a registered trademarks of Merus N.V.

Investor and Media Inquiries:

Kathleen Farren

Merus N.V.

IR/Corp Comms

617-230-4165

k.farren@merus.nl